UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	March 29, 2012

GLOBAL AXCESS CORP.
(Exact name of registrant as specified in its charter)

Nevada	000-17874	88-0199674
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7800 Belfort Parkway, Suite 165, Jacksonville, Florida		32256
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(904) 280-3950

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02    Results of Operations and Financial Condition.

On March 29, 2012, Global Axcess Corp., a Nevada corporation (the “Company”), announced its results of operations for the fourth quarter and fiscal year ended December 31, 2011. A copy of the related press release is being filed as Exhibit 99.1 to this Form 8-K and is incorporated herein by reference in its entirety. The earnings release contains non-GAAP financial measures. EBITDA has been presented in order to assist in the analysis of the operating profitability of the Company because the Company believes this form of measurement eliminates the effects of non-operating expenses and non-cash charges. Management reviews this form of measurement monthly.

The information in this Form 8-K and the exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 7.01    Regulation FD Disclosure.

On March 29, 2012, the Company posted to its corporate website a presentation to be given by the management of the Company to investors in connection with the a conference call on March 29, 2012 at 10 a.m., local time, to discuss financial results for the year ended December 31, 2011.

A copy of management’s presentation slides are attached hereto as Exhibit 99.2.

The information in this Form 8-K is being furnished under Item 7.01 and shall not be deemed to be filed for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of such section, nor shall such information be deemed incorporated by reference in any filing under the Securities Act or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 9.01    Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated March 29, 2012, issued by Global Axcess Corp.

99.2	Management Presentation to Investors, dated March 29, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLOBAL AXCESS CORP.

Dated: March 29, 2012	By:	/s/ Michael J. Loiacono
	Name:	Michael J. Loiacono
	Title:	Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

99.1	Press Release, dated March 29, 2012, issued by Global Axcess Corp.

99.2	Management Presentation to Investors, dated March 29, 2012.